UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017 (January 25, 2017)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Mr. David Springer from the Board

On January 25, 2017, Mr. David Springer resigned from his position as a director of the board of directors (the “Board”) of TerraForm Global, Inc. (the “Company”). The resignation was contingent upon, and effective immediately prior to, the election of Mr. Alan B. Miller as a director of the Board. Mr. Springer’s resignation was not the result, in whole or in part, of any disagreement with the Company.

(d) Election of Mr. Alan B. Miller to the Board

On January 25, 2017, the Board voted to elect Mr. Alan B. Miller to be a member of the Board effective immediately. Certain biographical and other information with respect to Mr. Miller is set forth below. The Company believes that Mr. Miller qualifies as an independent director under applicable stock exchange rules. In connection with the election of Mr. Miller to the Board, the Board consulted with various parties, including SunEdison, Inc., the Company's controlling shareholder.

In connection with his election to the Board, Mr. Miller received restricted stock units representing 33,300 shares of the Company’s class A common stock (the “RSUs”). The RSUs, which were granted pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) entered into between the Company and Mr. Miller. Pursuant to the RSU Award Agreement, the RSUs will vest in full on the earliest of (i) May 25, 2017, (ii) the date Mr. Miller resigns with the consent of the Board, (iii) the date Mr. Miller is removed from the Board without cause, or (iv) the date of a Change in Control (as defined in the Long-Term Incentive Plan). Mr. Miller will also earn annual fees for his service as a director and a member of any committee of the Board on which he may serve. Such annual fee for service as a director will not be prorated for service in 2017. No Board committee appointment or related fee arrangement for serving as a Board committee member has yet been determined for Mr. Miller.

Biography of Mr. Miller

Mr. Miller spent over 40 years as a partner, senior partner and senior counsel in the Business Finance & Restructuring Department of Weil Gotshal & Manges LLP. Prior to his retirement in 2005, Mr. Miller represented debtors, trustees, secured creditors, unsecured creditors, creditors’ committees, investors and purchasers and sellers of distressed entities and assets and advised on bankruptcy and insolvency law dealing with out-of-court and in-court restructurings of large corporate, partnership and limited liability company entities. Since 2006, Mr. Miller has served as Special Counsel and Litigation Trustee at Collins & Aikman Corporation where he has supervised ongoing litigation through the effective date of Collins & Aikman’s Chapter 11 liquidation plan. Mr. Miller is a leader in the field of restructurings and business reorganizations and has extensive experience as a board member, trustee and officer of companies impacted by business reorganizations. Mr. Miller current serves on the board of directors of Ceva Holdings LLC and Ceva Group, PLC, Spanish Broadcasting System, Inc. and Samson Resources Corporation. He holds a J.D. from Boston College Law School and a B.A. from Trinity College.

Item 7.01 Regulation FD Disclosure.

On January 26, 2017, the Company issued a press release announcing the election of Mr. Miller to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and the press release attached as an exhibit hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 26, 2017, titled “TerraForm Global Announces Election of Alan Miller to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	January 26, 2017	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated January 26, 2017, titled “TerraForm Global Announces Election of Alan Miller to Board of Directors”